UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2008

Sport Supply Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15289	22-2795073
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Diplomat Drive, Farmers Branch, Texas		75234
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 484-9484

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2008, Sport Supply Group, Inc. (the "Company") entered into an Executive Officer Change in Control Agreement (the "Agreement") with John Pitts, the Company’s Chief Financial Officer. The Company has previously entered into similar change in control agreements with other executive officers. The following description explains the material terms of the Agreement, although it does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Agreement provides that Mr. Pitts will receive a severance payment under the Agreement if the Company terminates him without cause (e.g., conviction of a felony, acts of dishonesty or breach of confidentiality), upon his death or disability (e.g., his inability to engage in his full-time duties for a period of 60 consecutive days or any 90 days during a year’s time), or in the event that he terminates his employment with the Company for good reason (e.g., a material reduction in his duties or responsibilities or his base compensation, or a required relocation of over fifty miles), either during the six month period prior to the occurrence of a change in control (as defined in the Agreement) or within the twelve month period following a change in control. The amount of the severance payment will equal two times the sum of (1) the highest of (a) Mr. Pitts’ then current base salary, on an annualized basis, as in effect immediately prior to the change in control, or (b) Mr. Pitts’ highest annualized base salary in effect during the one year period prior to such change in control, and (2) the actual bonus paid to Mr. Pitts by the Company for the most recent fiscal year ended prior to the change in control. This severance payment will only be paid, however, if the Company is not in default of any of its payment obligations under any of its senior debt or subordinated convertible notes at the time of Mr. Pitts’ termination from the Company for any of the reasons listed above.

If any amount of Mr. Pitts’ severance payment is deemed to be a parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and to be subject to any excise taxes under Section 4999 of the Code, the amount of the payment to Mr. Pitts will be reduced so that the amount is fully deductible by the Company and no excise tax is payable. Further, the Agreement shall be amended, if and when necessary, to remain compliant with Section 409A of the Code.

As partial consideration for receiving the severance payment described above, Mr. Pitts will not, without the prior written consent of the Company, compete with the Company during the one year period following the termination of his employment with the Company for any reason.

Item 9.01 Financial Statements and Exhibits.

10.1 Executive Officer Change in Control Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sport Supply Group, Inc.

October 1, 2008	By:	Adam Blumenfeld

Name: Adam Blumenfeld
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Executive Officer Change in Control Agreement